Exhibit 99.1

LIQUIDITY SERVICES ANNOUNCES THIRD QUARTER FISCAL YEAR 2023 FINANCIAL RESULTS

New Record for Quarterly GMV Driven by Market Share Gains

Bethesda, MD - August 3, 2023 - Liquidity Services (NASDAQ:LQDT; www.liquidityservices.com), a leading global commerce company powering the circular economy, today announced the following financial results as of the quarter ended June 30, 2023, as compared to the applicable prior year periods:

•
Gross Merchandise Volume (GMV) of $334.0 million, up 3%, and Revenue of $80.8 million, up 16%
•
GAAP Net Income of $6.5 million1 and GAAP Diluted Earnings Per Share (EPS) of $0.211
•
Non-GAAP Adjusted EBITDA of $13.3 million, up $1.5 million, and Non-GAAP Adjusted Diluted EPS of $0.28, up $0.07
•
Cash balances of $105.9 million2 with zero financial debt; $4.2 million of share repurchases during the quarter

"We achieved record GMV during the quarter driven by strong execution for our clients and market share gains from our investments in sales and marketing. Our outstanding buyer participation and flexible service offerings continue to attract more sellers and drive better seller recovery, which, in turn, powers our growth. Our Retail Supply Chain Group (RSCG) experienced strong organic growth with new and existing sellers utilizing our marketplace channels, including Liquidation.com and AllSurplus Deals. Our core GovDeals marketplace experienced record customer and transaction activity during the quarter; however, our GovDeals overall segment results were slowed by lower real estate sales in our acquired Bid4Assets marketplace due in part to low U.S. foreclosure levels. Our overall business fundamentals remain strong and we are focused on driving continued growth by providing exceptional service to our clients and delivering enhanced liquidity and asset breadth through our marketplace platform," said Bill Angrick, Liquidity Services CEO.

Third Quarter Financial Highlights

GMV for the fiscal third quarter of 2023 was $334.0 million, a 3% increase from $325.0 million in the third fiscal quarter of 2022.

•
GMV in our RSCG segment increased 20%, driven by new and expanding client programs and improving recovery rates due in part to our buyer marketing efforts.
•
GMV in our CAG segment increased 14%, led by its global industrial and heavy equipment categories.
•
GMV in our GovDeals segment decreased 4%, driven by lower volumes of foreclosed real estate properties available for auction, partially offset by record marketplace activity for personal property, including the numbers of sellers and assets sold, and the improved availability of vehicles.

Revenue for the fiscal third quarter of 2023 was $80.8 million, a 16% increase from $69.9 million in the third fiscal quarter of 2022.

•
Revenue in our RSCG segment increased 20%, as increased volumes of recurring product flows were higher in several purchase model programs. This increased purchase model mix and was the primary driver of the lower segment direct profit margin percentage, which was partially offset by improving recovery rates.
•
Revenue in our CAG segment increased 15%, consistent with its increase in GMV.
•
Revenue in our Machinio segment increased 14% with continued increases in subscriptions.
•
Revenue in our GovDeals segment increased 4%, as volumes increased in key categories and pricing improvements benefited the results, despite lower GMV from lower take-rate foreclosed real estate sales.

GAAP Net Income was $6.5 million, or $0.21 per share, for the fiscal third quarter of 2023, a decrease from $16.4 million1, or $0.50 per share1, for the same quarter last year.

Non-GAAP Adjusted Net Income for the fiscal third quarter of 2023 was $8.8 million, or $0.28 per share, an increase from $7.1 million, or $0.21 per share last year.

Non-GAAP Adjusted EBITDA for the fiscal third quarter of 2023 was $13.3 million, a $1.5 million increase from $11.9 million in the fiscal third quarter of 2022, reflecting increased GMV and revenue results, partially offset by year-over-year increases in sales, marketing, technology and operations expenses to support market share expansion, diversification and longer-term growth.

1 The prior year results included an $11.5 million, or $0.35 per share, non-cash benefit from a reduction in the fair value of the Bid4Assets earn-out liability. For further information, see Note 11, Fair Value Measurement, to our quarterly report on Form 10-Q for the period ended June 30, 2023.

2 Includes $98.1 million of Cash and cash equivalents and $7.7 million of Short-term investments.

Third Quarter Segment Financial Results

We present operating results in four reportable segments: GovDeals, RSCG, CAG and Machinio. For further information on our reportable segments, including Corporate and elimination adjustments, see Note 14, Segment Information, to our quarterly report on Form 10-Q for the period ended June 30, 2023. Segment direct profit, previously referred to as segment gross profit, continues to be calculated as total revenue less cost of goods sold (excluding depreciation and amortization).

Our Q3-FY23 segment results are as follows (unaudited, in thousands):

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
GovDeals:
GMV	$213,052	$222,238	$542,025	$559,429
Total revenue	$17,270	$16,587	$45,956	$45,130
Segment direct profit	$16,389	$15,765	$43,572	$42,913
% of Total revenue	95%	95%	95%	95%

RSCG:
GMV	$72,677	$60,476	$210,913	$172,930
Total revenue	$50,971	$42,374	$150,657	$122,883
Segment direct profit	$17,876	$15,942	$50,562	$46,818
% of Total revenue	35%	38%	34%	38%

CAG:
GMV	$48,229	$42,292	$134,518	$129,674
Total revenue	$8,985	$7,796	$27,795	$27,996
Segment direct profit	$7,938	$6,271	$23,466	$21,076
% of Total revenue	88%	80%	84%	75%

Machinio:
GMV	$—	$—	$—	$—
Total revenue	$3,559	$3,124	$10,144	$8,883
Segment direct profit	$3,381	$2,971	$9,611	$8,424
% of Total revenue	95%	95%	95%	95%

Consolidated:
GMV	$333,958	$325,006	$887,456	$862,033
Total revenue	$80,770	$69,866	$234,505	$204,848

Third Quarter Operational Metrics

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Registered Buyers — At the end of Q3-FY23, registered buyers, defined as the aggregate number of persons or entities who have registered on one of our marketplaces, totaled approximately 5.1 million, representing a 5% increase over the approximately 4.8 million registered buyers at the end of Q3-FY22.
•
Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), was approximately 924,000 in Q3-FY23, a 5% increase from the approximately 884,000 auction participants in Q3-FY22.
•
Completed Transactions — Completed transactions, defined as the number of auctions in a given period, were approximately 252,000 in Q3-FY23, consistent with the approximately 253,000 completed transactions in Q3-FY22.

Business Outlook

Our expertise in diverse sectors, our strong buyer base across numerous asset categories, and our global reach are continuing to provide advantages as our clients navigate economic change and look to us for valuable solutions.

Our fiscal fourth quarter 2023 guidance range is expected to be above last year for GMV and adjusted EPS, and consistent with last year for adjusted EBITDA. Our fiscal fourth quarter follows our seasonally high fiscal third quarter, and our GMV outlook reflects this seasonality and expected growth over the prior year period. Core activity remains strong, while the availability and market pricing of used vehicles may fluctuate and the availability of foreclosed real estate is expected to remain a headwind. GovDeals is coming off its seasonal peak this past fiscal third quarter yet is expected to benefit from our continued efforts to expand our seller base and marketplace margins. The GovDeals Bid4Assets real estate activity has declined year-over-year given recent foreclosure trends and delays in converting prospects and selected contract awards to operational programs. The RSCG segment expects to continue to benefit from its business development efforts to grow its portfolio of programs for the sale of recurring product flows from new and existing clients. RSCG top line growth may decline slightly from the third quarter growth rate due to elevated spot liquidations supply from clients in the prior year period. RSCG segment direct profit as a percent of revenue is anticipated to improve sequentially this coming fiscal fourth quarter compared to our last two quarters. In the fiscal fourth quarter last year, CAG completed large purchase transactions with international clients that may hamper year-over-year comparisons, provided, however, that CAG currently has a strong pipeline of new projects across a number of verticals.

We currently anticipate our consolidated revenue as a percentage of GMV to remain in the mid twenty percent range, reflecting our anticipated mix of business and marketplace asset categories. We expect our direct profits as a percentage of total revenues to be in a range similar to the same quarter last year. We anticipate continued investment in our sales and technology initiatives in support of our marketplace enhancements and long-term growth.

For Q4-FY23 our guidance is as follows:

GMV - We expect GMV to range from $290 million to $315 million.

GAAP Net Income - We expect GAAP Net Income to range from $4.0 million to $6.5 million.

GAAP Diluted EPS - We expect GAAP Diluted EPS to range from $0.13 to $0.20.

Non-GAAP Adjusted EBITDA -We expect Non-GAAP Adjusted EBITDA to range from $10.0 million to $13.0 million.

Non-GAAP Adjusted Diluted EPS - We expect Non-GAAP Adjusted EPS to range from $0.19 to $0.27.

Our Business Outlook includes forward-looking statements which reflect these trends and assumptions for Q4-FY23 as compared to the prior year's period:

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continued R&D spending to support omni-channel behavioral marketing, analytics, and buyer/seller payment optimization;
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spending in business development activities to capture market opportunities, targeting efficient payback periods;
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a longer-term trend of continued mix shift to the consignment model, which may lower revenue as a percent of GMV but can improve segment direct profit as a percentage of revenue;
•
variability in the inventory product mix handled by our RSCG segment, which can cause a change in revenues and/or segment direct profit as a percentage of revenue, including variability from changes in consumer sentiment, retailers increasing product flows to us on an episodic basis to solve capacity constraints at retailer warehouse or distribution centers and retailers decreasing product flows as they solve capacity constraints and return more product to store shelves or fulfillment centers;
•
as growth in the foreclosed real estate category within the GovDeals segment occurs, take rates as a percentage of GMV are expected to become lower without significantly affecting segment direct profit as a percentage of revenue. GMV from real estate transactions can be subject to significant variability due to changes that include postponements or cancellations of scheduled or expected auction events, the value of properties to be included in the auction event, and the value of the properties that may be withdrawn due to the property holder curing their delinquency or taking other legal actions to delay the sale of their property;
•
continued variability in project size and timing within our CAG segment;
•
continued growth and expansion resulting from the continuing acceleration of broader market adoption of the digital economy, particularly in our GovDeals and RSCG seller accounts and programs, including the execution by RSCG on its business plans for AllSurplus Deals and its expanded distribution network;
•
continued growth in our Machinio advertising subscription service and acceptance of other Machinio service offerings;

•
successful integration of Bid4Assets and execution by Bid4Assets on planned real estate auction activity and its business plan, including efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate;
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our annual FY23 effective tax rate (ETR) is expected to range from approximately 25% to 31%. This range excludes any potential impacts from legislative changes to U.S. corporate tax rates that may be enacted during Q4-FY23; and potential impacts from items that have limited visibility and can be highly variable, including effects of stock compensation due to participant exercise activity and changes in our stock price. We are not expecting a substantial increase to cash paid for income taxes due to our continued net operating loss carryforward position; and
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our diluted weighted average number of shares outstanding is expected to be approximately 32.0 million. As of June 30, 2023, we have $1.8 million in remaining authorization to repurchase shares of our common stock.

Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA. Non-GAAP EBITDA is a supplemental non-GAAP financial measure and is equal to net income plus interest and other (income) expense, net; provision for income taxes; and depreciation and amortization. Our definition of Non-GAAP Adjusted EBITDA differs from Non-GAAP EBITDA because we further adjust Non-GAAP EBITDA for stock compensation expense, acquisition costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, and goodwill, long-lived and other non-current asset impairment. A reconciliation of Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA is as follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Net income	$6,487	$16,408	$14,698	$31,979
Interest and other (income) expense, net[1]	(761)	196	(1,698)	214
Provision for income taxes	2,543	2,183	5,265	4,254
Depreciation and amortization	2,866	2,641	8,433	7,546
Non-GAAP EBITDA	$11,135	$21,428	$26,698	$43,993
Stock compensation expense	2,195	1,884	6,216	6,156
Acquisition costs and impairment of long-lived and other non-current assets[2]	—	43	183	295
Fair value adjustment of acquisition earn-outs	—	(11,500)	—	(20,000)
Non-GAAP Adjusted EBITDA	$13,330	$11,855	$33,097	$30,444

1 Interest and other (income) expense, net, per the Consolidated Statements of Operations, excluding the non-service components of net periodic pension (benefit).

2 Acquisition costs and impairment of long-lived and other non-current assets are included in Other operating (income) expenses, net on the Consolidated Statements of Operations.

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share. Non-GAAP Adjusted Net Income is a supplemental non-GAAP financial measure and is equal to Net Income plus stock compensation expense, acquisition related costs such as transaction expenses and changes in earn-out estimates, amortization of intangible assets, business realignment expenses, goodwill, long-lived and other non-current asset impairments, and the estimated impact of income taxes on these non-GAAP adjustments as well as non-recurring tax adjustments. Non-GAAP Adjusted Basic and Diluted Income Per Share are determined using Adjusted Net Income. For Q3-FY23 the tax rate used to estimate the impact of income taxes on the non-GAAP adjustments was 27% compared to 26% used for the Q3-FY22 results. These tax rates exclude the impacts of the charge to our U.S. valuation allowance and the fair value adjustments to earn-out liabilities. A reconciliation of Net Income to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Income Per Share is as follows:

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Net income	$6,487	$16,408	$14,698	$31,979
Stock compensation expense	2,195	1,884	6,216	6,156
Intangible asset amortization	981	984	2,945	2,735
Acquisition costs and impairment of long-lived and other non-current assets*	—	43	183	295
Fair value adjustment of acquisition earn-outs	—	(11,500)	—	(20,000)
Income tax impact on the adjustment items	(857)	(763)	(2,523)	(2,406)
Non-GAAP Adjusted net income	$8,806	$7,056	$21,519	$18,759
Non-GAAP Adjusted basic earnings per common share	$0.29	$0.22	$0.69	$0.58
Non-GAAP Adjusted diluted earnings per common share	$0.28	$0.21	$0.67	$0.55
Basic weighted average shares outstanding	30,605,963	31,908,864	31,243,979	32,482,326
Diluted weighted average shares outstanding	31,513,488	33,078,568	32,193,239	34,013,233

* Acquisition related costs and impairment of long-lived and other non-current assets, which are excluded from Non-GAAP Adjusted Net Income, are included in Other operating (income) expenses, net on the Consolidated Statements of Operations.

Conference Call Details

The Company will host a conference call to discuss these results at 10:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by registering here to receive the dial-in number and unique conference pin. A live listen-only webcast of the conference call will be provided on the Company's investor relations website at https://investors.liquidityservices.com. An archive of the web cast will be available on the Company's website until August 3, 2024 at 11:59 p.m. Eastern Time. The replay will be available starting at 1:30 p.m. Eastern Time on the day of the call.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future. We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business. Adjusted Earnings (Loss) per Share is the result of our Adjusted Net Income (Loss) and diluted shares outstanding.

We prepare Non-GAAP Adjusted EBITDA by eliminating from Non-GAAP EBITDA the impact of items that we do not consider indicative of our core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Non-GAAP Adjusted EBITDA is subject to all of the limitations applicable to Non-GAAP EBITDA. Our presentation of Non-GAAP Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

We do not quantitatively reconcile our guidance ranges for our non-GAAP measures to their most comparable GAAP measures in the Business Outlook section of this press release. The guidance ranges for our GAAP and non-GAAP financial measures reflect our assessment of potential sources of variability in our financial results and are informed by our evaluation of multiple scenarios, many of which have interactive effects across several financial statement line items. Providing guidance for individual reconciling items between our non-GAAP financial measures and the comparable GAAP measures would imply a degree of precision and certainty in those reconciling items that is not a consistent reflection of our scenario-based process to prepare our guidance ranges. To the extent that a material change affecting the individual reconciling items between the Company’s forward-looking non-GAAP and comparable GAAP financial measures is anticipated, the Company has provided qualitative commentary in the Business Outlook section of this press release for your consideration. However, as the impact of such factors cannot be predicted with a reasonable degree of certainty or precision, a quantitative reconciliation is not available without unreasonable effort.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of seller and buyer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting. This data should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook; expected future results; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Our business is subject to a number of risks and uncertainties, and our past performance is no guarantee of our performance in future periods. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others: changes in political, business and economic conditions; the duration and impact of shortages in supply of used vehicles, the continuing impacts of the COVID-19 pandemic globally and their impact on the ability to conduct cross-border transactions, the Russian invasion of Ukraine, and inflation on the Company’s operations, the operations of customers, project size and timing of auctions, operating costs, and general economic conditions; adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults, or non-performance by financial institutions; retail clients investing in their warehouse operations capacity to handle higher volumes of online returns resulting in retailers sending the Company a reduced volume of returns merchandise or sending us a product mix lower in value due to the removal of high value returns; the numerous factors that influence the supply of and demand for used merchandise, equipment and surplus assets; the Company’s need to manage the attraction of sellers and buyers in a broad range of asset categories with varying degrees of maturity and in many geographies; economic and other conditions in local, regional and global sectors; the Company’s ability to integrate acquired companies, including its most recent acquisitions of Machinio Corp. and Bid4Assets, Inc., and execute on anticipated business plans such as the efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate; the Company’s need to successfully react to the increasing importance of mobile commerce and the increasing environmental and social impact aspects of e-commerce in an increasingly competitive environment for our business, including not only risks of disintermediation of our e-commerce services by our competitors but also by our buyers and sellers; the Company’s ability to timely upgrade and develop our technology systems, infrastructure and marketing and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; the Company’s ability to attract, retain and develop the skilled employees that we need to support our business; and the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2022 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, which are available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services

Liquidity Services (NASDAQ:LQDT) operates the world's largest B2B e-commerce marketplace platform for surplus assets with over $10 billion in completed transactions to more than five million qualified buyers and 15,000 corporate and government sellers worldwide. The company supports its clients' sustainability efforts by helping them extend the life of assets, prevent unnecessary waste and carbon emissions, and reduce the number of products headed to landfills.

Contact:

Investor Relations

investorrelations@liquidityservicesinc.com

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Par Value)

	June 30, 2023	September 30, 2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$98,147	$96,122
Short-term investments	7,715	1,819
Accounts receivable, net of allowance for doubtful accounts of $555 and $449	6,257	11,792
Inventory, net	12,541	11,679
Prepaid taxes and tax refund receivable	1,766	1,631
Prepaid expenses and other current assets	8,476	6,551
Total current assets	134,902	129,594
Property and equipment, net	17,570	19,094
Operating lease assets	10,305	13,207
Intangible assets, net	13,298	16,234
Goodwill	89,616	88,910
Deferred tax assets	9,072	13,628
Other assets	8,264	7,437
Total assets	$283,027	$288,104
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$44,606	$41,982
Accrued expenses and other current liabilities	20,538	23,304
Current portion of operating lease liabilities	4,279	4,540
Deferred revenue	4,700	4,439
Payables to sellers	46,071	49,238
Total current liabilities	120,194	123,503
Operating lease liabilities	6,843	9,687
Other long-term liabilities	181	378
Total liabilities	127,218	133,568
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 36,115,562 shares issued and outstanding at June 30, 2023; 35,724,057 shares issued and outstanding at September 30, 2022	36	36
Additional paid-in capital	264,162	258,275
Treasury stock, at cost; 5,432,546 shares at June 30, 2023, and 3,813,199 shares at September 30, 2022	(84,027)	(62,554)
Accumulated other comprehensive loss	(8,124)	(10,285)
Accumulated deficit	(16,238)	(30,936)
Total stockholders’ equity	155,809	154,536
Total liabilities and stockholders’ equity	$283,027	$288,104

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Purchase revenues	$42,809	$35,507	$128,715	$109,109
Consignment and other fee revenues	37,961	34,359	$105,790	95,739
Total revenue	80,770	69,866	234,505	204,848
Costs and expenses from operations:
Cost of goods sold (excludes depreciation and amortization)	35,201	28,932	107,340	85,662
Technology and operations	13,927	13,782	43,423	41,573
Sales and marketing	13,068	10,900	35,712	32,217
General and administrative	7,454	6,389	21,243	21,672
Depreciation and amortization	2,866	2,641	8,433	7,546
Fair value adjustment of acquisition earn-outs	—	(11,500)	—	(20,000)
Other operating (income) expenses, net	(1)	27	128	18
Total costs and expenses	72,515	51,171	216,279	168,688
Income from operations	8,255	18,695	18,226	36,160
Interest and other (income) expense, net	(775)	104	(1,737)	(73)
Income before provision for income taxes	9,030	18,591	19,963	36,233
Provision for income taxes	2,543	2,183	5,265	4,254
Net income	$6,487	$16,408	$14,698	$31,979
Basic income per common share	$0.21	$0.51	$0.47	$0.98
Diluted income per common share	$0.21	$0.50	$0.46	$0.94
Basic weighted average shares outstanding	30,605,963	31,908,864	31,243,979	32,482,326
Diluted weighted average shares outstanding	31,513,488	33,078,568	32,193,239	34,013,233

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Nine Months Ended June 30,
	2023	2022
Operating activities
Net income	$14,698	$31,979
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,433	7,546
Stock compensation expense	6,023	6,156
Inventory adjustment to net realizable value	859	98
Provision for doubtful accounts	519	68
Deferred tax expense	4,556	3,410
Impairment of long-lived and other non-current assets	—	31
Gain on disposal of property and equipment	(60)	(29)
Gain on termination of lease	—	(240)
Change in fair value of earn-out liability	—	(20,000)
Changes in operating assets and liabilities:
Accounts receivable	5,209	(2,215)
Inventory	(1,636)	(1,985)
Prepaid taxes and tax refund receivable	(135)	224
Prepaid expenses and other assets	(2,117)	(2,788)
Operating lease assets and liabilities	(207)	451
Accounts payable	2,496	6,635
Accrued expenses and other current liabilities	(2,762)	(5,955)
Deferred revenue	261	296
Payables to sellers	(3,653)	8,233
Other liabilities	(128)	(778)
Net cash provided by operating activities	32,356	31,137
Investing activities
Cash paid for business acquisitions, net of cash acquired	—	(11,164)
Purchases of property and equipment, including capitalized software	(3,905)	(6,292)
Purchase of short-term investments	(5,603)	—
Other investing activities, net	58	23
Net cash used in investing activities	(9,450)	(17,433)
Financing activities
Common stock repurchases	(21,198)	(25,447)
Taxes paid associated with net settlement of stock compensation awards	(1,060)	(1,901)
Payments of the principal portion of finance lease liabilities	(75)	(75)
Payment for debt issuance cost	—	(91)
Proceeds from exercise of stock options, net of tax	496	—
Payment of earn-out liability related to business acquisition	—	(3,500)
Net cash used in financing activities	(21,837)	(31,014)
Effect of exchange rate differences on cash and cash equivalents	956	(739)
Net increase (decrease) in cash and cash equivalents	2,025	(18,049)
Cash and cash equivalents at beginning of period	96,122	106,335
Cash and cash equivalents at end of period	$98,147	88,286
Supplemental disclosure of cash flow information
Cash paid for income taxes, net	$975	$592
Non-cash: Common stock surrendered in the exercise of stock options	191	100
Non-cash: Earn-out liability for acquisition activity	—	4,500